Filed Pursuant to Rule 424(b)(3)

Registration No. 333-258061

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus, dated July 29, 2021)

SHARECARE, INC.

Primary Offering of

16,246,667 Shares of Common Stock Issuable Upon Exercise of Warrants

Secondary Offering of

47,306,667 Shares of Common Stock and

4,746,667 Warrants to Purchase Common Stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus, dated July 29, 2021 (the “Prospectus”), related to (1) the issuance by us of up to an aggregate of 16,246,667 shares of our common stock, par value $0.0001 per share (“common stock”), which consists of (i) up to 4,746,667 shares of common stock that are issuable upon the exercise of private placement warrants (the “private placement warrants”) originally issued in a private placement in connection with the initial public offering (the ‘‘IPO”) of Falcon Capital Acquisition Corp., a Delaware corporation (“FCAC”), at an exercise price of $11.50 per share of common stock, and (ii) up to 11,500,000 shares of common stock that are issuable upon the exercise of warrants issued in connection with the IPO, at an exercise price of $11.50 per share of common stock (the “public warrants,” and together with the private placement warrants, the “warrants”) and (2) the offer and sale, from time to time, by the selling holders identified in the Prospectus, or their permitted transferees, of (i) up to 47,306,667 shares of common stock and (ii) up to 4,746,667 private placement warrants, with the information contained in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on August 11, 2021 (the “Quarterly Report”). Accordingly, we have attached the Quarterly Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock and public warrants are listed on The Nasdaq Stock Market LLC under the symbols “SHCR” and “SHCRW,” respectively. On August 10, 2021, the closing price of our common stock was $7.50 per share and the closing price of our warrants was $1.33.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 7 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 11, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2021

Or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number 001-39243

Sharecare, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1365053
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 East Paces Ferry Road NE, Suite 700 Atlanta, Georgia	30305
(Address of Principal Executive Offices)	(Zip Code)

(404) 671-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SHCR	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	SHCRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of August 1, 2021, there were 333,875,179 shares of the registrant’s common stock, par value $0.0001 per share, issued and outstanding.

EXPLANATORY NOTE

On July 1, 2021, subsequent to the fiscal quarter ended June 30, 2021, Falcon Capital Acquisition Corp., our predecessor and a Delaware corporation (“FCAC”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated February 12, 2021 (the “Merger Agreement”), with Sharecare, Inc., a Delaware corporation (“Legacy Sharecare”), FCAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of FCAC (“Merger Sub”), and the stockholder representative.

Immediately upon the completion of the Business Combination and the other transactions contemplated by the Merger Agreement (the “Transactions”, and such completion, the “Closing”), Merger Sub merged with and into Legacy Sharecare with Legacy Sharecare surviving the merger as a wholly-owned subsidiary of the Company (as defined below). In addition, in connection with the consummation of the Business Combination, FCAC changed its name to “Sharecare, Inc.” (“New Sharecare” or the “Company”), with New Sharecare as the successor entity to FCAC per Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Unless stated otherwise, this report contains information about FCAC before the Business Combination. References to the “Company,” “our,” “us” or “we” in this report refer to FCAC before the consummation of the Business Combination or New Sharecare after the Business Combination, as the context suggests.

Except as otherwise expressly provided herein, the information in this Quarterly Report on Form 10-Q does not reflect the consummation of the Business Combination, which, as discussed above, occurred subsequent to the period covered hereunder.

Sharecare, Inc.

(successor to Falcon Capital Acquisition Corp.)

Quarterly Report on Form 10-Q

For the Quarter Ended June 30, 2021

Table of Contents

		Page
PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements	1

	Consolidated Balance Sheets as of June 30, 2021 (Unaudited) and December 31, 2020	1

	Unaudited Consolidated Statements of Operations for the three and six months ended June 30, 2021 and for the period from June 5, 2020 (inception) to June 30, 2020	2

	Unaudited Consolidated Statements of Changes in Stockholders’ Equity for the three and six months ended June 30, 2021 and for the period June 5, 2020 (inception) to June 30, 2020	3

	Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2021 and for the period from June 5, 2020 (inception) to June 30, 2020	4

	Notes to Unaudited Consolidated Financial Statements	5

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	15

Item 3.	Quantitative and Qualitative Disclosures About Market Risk	18

Item 4.	Controls and Procedures	18

PART II. OTHER INFORMATION

Item 1.	Legal Proceedings	20

Item 1A.	Risk Factors	20

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	20

Item 3.	Defaults Upon Senior Securities	20

Item 4.	Mine Safety Disclosures	20

Item 5.	Other Information	20

Item 6.	Exhibits	20

	Signatures	22

i

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements.

SHARECARE, INC.

(successor to Falcon Capital Acquisition Corp.)

CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS:
Current assets:
Cash	$13,741	$1,121,103
Prepaid expenses	204,556	366,500

Total current assets	218,297	1,487,603

Cash and investments held in Trust Account	345,008,297	345,082,119

Total Assets	$345,226,594	$346,569,722

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$679,968	$292,647

Total current liabilities	679,968	292,647

Warrant liabilities	31,739,669	40,685,669
Deferred underwriting compensation	12,075,000	12,075,000

Total Liabilities	44,494,637	53,053,316

Commitments and Contingencies

Class A common stock subject to possible redemption; 29,573,195 and 28,851,640 shares at redemption value of $10.00 per share at June 30, 2021 and December 31, 2020, respectively	295,731,950	288,516,400

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 4,926,805 and 5,648,360 shares issued and outstanding (excluding 29,573,195 and 28,851,640 shares subject to possible redemption) at June 30, 2021 and December 31, 2020, respectively.	493	565
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863	863
Additional paid-in capital	15,158,534	22,374,012
Accumulated deficit	(10,159,883)	(17,375,434)

Total Stockholders’ Equity	5,000,007	5,000,006

Total Liabilities and Stockholders’ Equity	$345,226,594	$346,569,722

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SHARECARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30, 2021	Six months ended June 30, 2021	For the period from June 5, 2020 (inception) through June 30, 2020
	2021	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)
General and administrative expenses	$878,369	$1,740,643	$683
Franchise tax expenses	21,621	63,604	—

Loss from operations	(899,990)	(1,804,247)	(683)
Other income:
Interest earned on Trust Account	8,319	73,798	—
Change in fair value of warrant liabilities	(27,000)	8,946,000	—

Income (loss) before provision for income taxes	(918,671)	7,215,551	(683)
Provision for income taxes	—	—	—

Net income (loss)	$(918,671)	$7,215,551	$(683)

Two Class Method:
Weighted average number of Class A common stock outstanding	34,500,000	34,500,000	—

Net income per share, Class A common stock—basic and diluted	$0.00	$0.00	$—

Weighted average number of Class B common stock outstanding	8,625,000	8,625,000	7,500,000

Net income (loss) per share, Class B common stock—basic and diluted	$(0.10)	$0.84	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SHARECARE, INC.

(successor to Falcon Capital Acquisition Corp.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	For the three and six months ended June 30, 2021
	Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance, December 31, 2020	5,648,360	$565	8,625,000	$863	$22,374,012	$(17,375,434)	$5,000,006
Change in value of Class A common stock subject to possible redemption	(813,422)	(82)	—	—	(8,134,138)	—	(8,134,220)
Net income	—	—	—	—	—	8,134,222	8,134,222

Balance, March 31, 2021 (unaudited)	4,834,938	483	8,625,000	863	14,239,874	(9,241,212)	5,000,008
Change in value of Class A common stock subject to possible redemption	91,867	10	—	—	918,660	—	918,670
Net loss	—	—	—	—	—	(918,671)	(918,671)

Balance, June 30, 2021 (unaudited)	4,926,805	$493	8,625,000	$863	$15,158,534	$(10,159,883)	$5,000,007

	For the period from June 5, 2020 (inception) through June 30, 2020
	Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance, June 19, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock to initial stockholder at approximately $0.003 per share (1)	—	—	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	—	—	(683)	(683)

Balance, June 30, 2020 (unaudited)	—	$—	8,625,000	$863	$24,137	$(683)	$24,317

(1)

This number included an aggregate of 1,125,000 shares of Class B common stocks that could have been forfeited by the initial stockholder depending on the exercise of the underwriters’ over-allotment option. As a result of the underwriter’s election to fully exercise their over-allotment, no shares of Class B common stocks were forfeited.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SHARECARE, INC.

(successor to Falcon Capital Acquisition Corp.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30, 2021	For the period from June 5, 2020 (inception) to June 30, 2020
Cash flows from operating activities:
Net income (loss)	$7,215,551	$(683)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value of warrant liability	(8,946,000)	—
Interest income reinvested in Trust Account	(73,798)	—
Changes in operating assets and liabilities:		—
Prepaid expenses	161,944	—
Accounts payable and accrued expenses	387,321	683

Net cash used in operating activities	(1,254,982)	—

Cash flows from investing activities:
Cash withdrawn from Trust account for tax obligations	147,620	—

Net cash provided by investing activities	147,620	—

Decrease in cash during period	(1,107,362)	—
Cash at beginning of period	1,121,103	—

Cash at end of period	$13,741	$—

Supplemental disclosure of non-cash financing activities:
Changes in value of Class A common stock subject to possible redemption	$7,215,550	$—
Offering costs paid by sponsor in exchange for founder shares	$—	$25,000
Deferred offering costs included in accrued expenses	$—	$15,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SHARECARE, INC.

(successor to Falcon Capital Acquisition Corp.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Business Operations

Incorporation

Falcon Capital Acquisition Corp., our predecessor (the “Company”) was incorporated as a Delaware corporation on June 5, 2020.

Subsidiary

In connection with the Business Combination with Sharecare, Inc., a Delaware corporation (“New Sharecare”) and the stockholder representative, the Company formed a wholly-owned subsidiary, FCAC Merger Sub Inc., a Delaware corporation (“Merger Sub”). The Merger Sub did not have any activity as of June 30, 2021. The Company has neither engaged in any operations nor generated operating revenues to date.

Sponsor

The Company’s sponsor is Falcon Equity Investors LLC, a Delaware limited liability company (the “Sponsor”).

Fiscal Year End

The Company has selected December 31 as its fiscal year end.

Business Purpose

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Financing

The registration statement for the Company’s initial public offering (the “Public Offering”) was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on September 21, 2020. The Company consummated the Public Offering of 34,500,000 units, including the issuance of 4,500,000 units as a result of the underwriters’ exercise of their over-allotment option in full (the “Units”), at $10.00 per Unit on September 24, 2020, generating gross proceeds of $345,000,000. Simultaneously with the closing of the Public Offering, the Company consummated the private placement (the “Private Placement”) of an aggregate of 5,933,334 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant. Upon the closing of the Public Offering and Private Placement, $345,000,000 from the net proceeds of the Public Offering and the Private Placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”).

Trust Account

The proceeds held in the Trust Account were invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations.

Business Combination

On July 1, 2021, Falcon Capital Acquisition Corp., the Company’s predecessor and a Delaware corporation (“FCAC”), consummated the business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated February 12, 2021 (the “Merger Agreement”), with Sharecare, Inc., a Delaware corporation (“Legacy Sharecare”), FCAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of FCAC (“Merger Sub”), and the stockholder representative. Immediately upon the completion of the Business Combination and the other transactions contemplated by the Merger Agreement (the “Transactions”, and such completion, the “Closing”), Merger Sub merged with and into Legacy Sharecare with Legacy Sharecare surviving the merger as a wholly-owned subsidiary of New Sharecare (as defined below). In connection with the consummation of the Business Combination, FCAC changed its name to “Sharecare, Inc.”

See the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2021 for additional information.

Private Placement

The Company entered into subscription agreements (the “Subscription Agreements”), each dated as of February 12, 2021, with certain investors (the “PIPE Investors”), pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the Closing, an aggregate of up to 42,560,000 shares of FCAC Class A common stock, par value $0.0001 per share (the “FCAC Class A common stock”) for a purchase price of $10.00 per share (the “Private Placement”). The Private Placement closed immediately prior to the Business Combination on July 1, 2021. The shares of FCAC Class A common stock issued to the Investors became shares of New Sharecare Common Stock upon consummation of the Business Combination.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Subscription Agreement, a copy of which was filed as Exhibit 10.9 to our Annual Report on Form 10-K/A and as described elsewhere in the preliminary proxy statement/prospectus that we filed with the SEC on May 11, 2021.

See the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2021 for additional information regarding the Busines Combination and the Private Placement.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act of 1933, as amended (the “Securities Act”) registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

2. Significant Accounting Policies

Basis of Presentation

These unaudited consolidated financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The interim financial information provided is unaudited, but includes all adjustments which management considers necessary for the fair presentation of the results for the periods ended June 30, 2021. Operating results for the period ended June 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021 or any future period and should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2020 filed with the SEC on May 11, 2021.

Liquidity and Capital Resources

On September 24, 2020 the Company consummated a $345,000,000 Public Offering consisting of 34,500,000 units at a price of $10.00 per unit (“Unit”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value (the “Class A Common Stock”) and one-third of one redeemable warrant (each, a “Public Warrant”). Simultaneously, with the closing of the Public Offering, the Company consummated an approximately $8,900,000 private placement (“Private Placement”) of an aggregate of 5,933,334 warrants (“Private Placement Warrants”) at a price of $1.50 per warrant. Upon closing of the Public Offering and Private Placement on September 24, 2020, $345,000,000 in proceeds (including $12,075,000 of deferred underwriting commissions) from the Public Offering and Private Placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). The remaining $9,005,393 held outside of the Trust Account was used to pay underwriting commissions of $6,900,000 and deferred offering and formation costs.

As of June 30, 2021 the Company had an unrestricted cash balance of $13,741, a working capital deficiency of $461,671 and investments held in the Trust Account of $345,008,297. The Company’s working capital needs were satisfied through the funds, held outside of the Trust Account, from the Public Offering. Interest on funds held in the Trust Account was withdrawn to pay taxes. Upon the completion of the Business Combination with Sharecare Inc. on July 1, 2021, the Company received $630,069 from the Trust Account for closing costs advanced by the Company. In addition, all other closing costs were settled and the funds were released from the Trust Account pursuant to the Merger Agreement. For additional details on the Business Combination with Sharecare, including the Private Placement for $425.6 million, please see Note 1—Business Combination.

Net Income (Loss) Per Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of the Warrants sold in the Initial Public Offering and Private Placement of 11,500,000 and 5,933,334, respectively, since the average market price of the Company’s Class A common stock for the three and six months ended June 30, 2021 was below the Warrants’ $11.50 exercise price. As a result, diluted income per common stock is the same as basic net income per common share for the periods presented.

The Company’s unaudited consolidated statements of operations includes a presentation of net income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of net income (loss) per share. Net income per common share for basic and diluted Class A common stock for the three months ended June 30, 2021 is calculated by dividing the interest income earned on the Trust Account of $8,319 net of franchise taxes of $8,319, and income taxes of nil by the weighted average number of Class A redeemable common stock outstanding for the period. Net income per common share for basic and diluted Class A common stock for the six months ended June 30, 2021 is calculated by dividing the interest income earned on the Trust Account of $73,798 net of franchise taxes of $63,604, and income taxes of nil by the weighted average number of Class A redeemable common stock outstanding for the period. Net income per share, basic and diluted for Class B common stock for the three months ended June 30, 2021 is calculated by dividing the loss from change in fair value of warrant liabilities of $27,000, general and administration expenses of $878,369 and franchise taxes of $13,302, resulting in a net loss of $918,671, by the weighted average number of Class B common stock outstanding for the period. Net income per share, basic and diluted for Class B common stock for the six months ended June 30, 2021 is calculated by dividing the gain from change in fair value of warrant liabilities of $8,946,000 offset by general and administration expenses of $1,740,643, resulting in a net income of $7,205,357, by the weighted average number of Class B common stock outstanding for the period. Net income per share, basic and diluted for Class B common stock for the period from June 5, 2020 (inception) through June 30, 2020 is calculated by dividing formation costs of $683, by the weighted average number of Class B common stock outstanding for the period.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Depository Insurance Corporation coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheets, primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future conforming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. As of June 30, 2021 and December 31, 2020, the Company had no cash equivalents.

Class A Common Stock Subject to Possible Redemption

As discussed in Note 1, all of the 34,500,000 shares of Class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of shares of Class A common stock under the Charter. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company has not specified a maximum redemption threshold, its Charter provides that in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares of Class A common stock shall be affected by charges against additional paid in capital.

Accordingly, at June 30, 2021 and December 31, 2020, 29,573,195 and 28,851,640, respectively of the 34,500,000 shares of Class A common stock subject to possible redemption included in the Units were classified as temporary equity, outside of the stockholders’ equity section on the Company’s consolidated balance sheets, at approximately $10.00 per share.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1. Offering costs of $18,608,160 as of June 30, 2021, net of $889,980 in warrant issuance cost which was expensed in 2020, consist principally of legal and accounting fees incurred through the balance sheet date that were charged to stockholders’ equity upon completion of the Public Offering.

Income Taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

There were no unrecognized tax benefits as of June 30, 2021 and December 31, 2020. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s current taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three and six months ended June 30, 2021 and the period from June 5, 2020 (inception) through December 31, 2020, the Company recorded income tax expense of $0.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

3. Trust Account and Fair Value Measurements

The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using the Black Scholes Option Price Model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Black Scholes Option Price Model each measurement date. The fair value of Public Warrants issued in connection with the Public Offering have been measured based on the listed market price of such warrants since November 2020 when the warrants began separately trading. During the three months ended June 30, 2021, the Company recognized a loss resulting from an increase in the fair value of warrant liabilities of $27,000. For the the six months ended June 30, 2021, the Company recognized a gain resulting from a decrease in the fair value of warrant liabilities of $8.9 million presented as change in fair value of warrant liabilities in the accompanying unaudited consolidated statements of operations.

The following table presents information about the Company’s financial liabilities that are measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020 by level within the fair value hierarchy:

	Level	June 30, 2021	December 31, 2020
Liabilities:
Warrant liabilities—Public	1	$20,585,000	$24,725,000
Warrant liabilities—Private	3	$11,154,669	$15,960,669

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the three and six months ended June 30, 2021. During the three and six months ended June 30, 2021, the Company withdrew $42,613 and $147,620, respectively from the Trust Account for working capital to pay franchise taxes.

The estimated fair value of the Private Placement Warrants is determined using Level 3 inputs. Inherent in a Black Scholes Option Price Model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

As of December 31, 2020, investment securities in the Company’s Trust Account consisted of $345,081,176 in United States Treasury Bills and another $943 held as cash. The Company classifies its Treasury Instruments and equivalent securities as held-to-maturity in accordance with FASB ASC 320 “Investments – Debt and Equity Securities”. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts. The following table presents fair value information as of June 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In addition, the table presents the carrying value (held to maturity), excluding accrued interest income and gross unrealized holding loss. Since all of the Company’s permitted investments consist of U.S. government treasury bills and cash, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets as follows:

	Carrying Value	Gross Unrealized Holding (Loss)	Quoted Prices in Active Markets (Level 1)
US Government Treasury Securities as of December 31, 2020(1)	$345,081,176	$6,149	$345,087,325
Money market funds as of June 30, 2021	$345,008,297	—	$345,008,297

(1)	Maturity date March 25, 2021

The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:

	As of June 30, 2021	As of December 31, 2020
Exercise price	$11.50	$11.50
Stock price	$9.28	$10.54
Volatility for private warrants	30.0%	30.3%
Term	5.00	5.50
Risk-free rate	0.87%	0.43%
Dividend yield	0%	0%

The change in the fair value of the Level 3 warrant liabilities for the three months ended June 30, 2021 is summarized as follows:

Level 3 warrant liabilities at December 31, 2020	$15,960,669
Change in fair value of warrant liabilities	(4,806,000)

Level 3 warrant liabilities at June 30, 2021	$11,154,669

4. Public Offering

Public Units

In the Public Offering, which closed September 24, 2020, the Company sold 34,500,000 Units, including the issuance of 4,500,000 units as a result of the underwriters’ exercise of their over-allotment option in full, at a price of $10.00 per Unit. Each Unit consists of one share of Class A Common Stock and one-third of one redeemable warrant (each whole warrant, a “Warrant”). Each whole Warrant entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share. Each Warrant will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of the Public Offering. The exercise price and number of shares of Class A Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation.

The Company granted the underwriters a 45-day option to purchase up to 4,500,000 additional Units to cover any over-allotment, at the Public Offering price less the underwriting discounts and commissions. On September 24, 2020, the Company issued 4,500,000 Units in connection with the underwriters’ exercise of the over-allotment option in full.

5. Related Party Transactions

Founder Shares

On June 5, 2020, the Sponsor received 8,625,000 shares of Class B common stock (the “Founder Shares”) in exchange for a capital contribution of $25,000, or approximately $0.003 per share.

In addition, up to 1,125,000 Founder Shares could have been forfeited by the initial stockholders depending on the exercise of the underwriters’ over-allotment option. As a result of the underwriters’ election to fully exercise their over-allotment option, no Founder Shares are currently subject to forfeiture.

The Founder Shares are identical to the shares of Class A Common Stock included in the Units sold in the Public Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below.

On August 26, 2020, the Sponsor transferred 20,000 Founder Shares to each of three directors of the Company, resulting in the Sponsor holding 8,565,000 Founder Shares.

The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, and (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.

Private Placement Warrants

In conjunction with the Public Offering, the Sponsor purchased an aggregate of 5,933,334 Private Placement Warrants, at a price of $1.50 per warrant (approximately $8,900,000 in the aggregate) in the Private Placement. Each Private Placement Warrant entitles the holder to purchase one share of Class A Common Stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering to be held in the Trust Account such that at closing of the Public Offering, $345,000,000 was placed in the Trust Account.

The Private Placement Warrants (including the shares of common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they are non-redeemable for cash so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable for cash by the Company and exercisable by such holders on the same basis as the warrants included in the Units sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering and have no net cash settlement provisions.

Sponsor Loans

The Sponsor agreed to loan the Company up to an aggregate of $300,000 by the issuance of an unsecured promissory note (the “Note”) to cover expenses related to the Public Offering. The Note was payable without interest on the earlier of December 31, 2020 or the completion of the Public Offering. As of September 28, 2020, borrowings on the Note totaling $105,393 were repaid in full and accordingly, as of June 30, 2021, there was no amount outstanding under the Note. As of June 30, 2021, the facility was no longer available.

Administrative Services Agreement

The Company entered into an administrative services agreement in which the Company will pay an affiliate of the Sponsor for office space, utilities and secretarial and administrative services provided to members of the Company’s management team in an amount not to exceed $15,000 per month. The administrative services fee commenced on September 25, 2020. For the three and six months ended June 30, 2021, the Company incurred $45,000 and $90,000 in administrative services expenses under the arrangement, respectively. As of June 30, 2021 and December 31, 2020, $12,000 is included in prepaid expenses in the accompanying consolidated balance sheets.

6. Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement, requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 4,500,000 additional Units to cover any over-allotment, at the Public Offering price less the underwriting discounts and commissions. On September 24, 2020, the Company issued 4,500,000 Units in connection with the underwriters’ exercise of the over-allotment option in full. The Company paid an underwriting discount of $6,900,000 ($0.20 per Unit sold) to the underwriters at the closing of the Public Offering on September 24, 2020, with an additional fee (“Deferred Discount”) of $12,075,000 ($0.35 per Unit sold) payable upon the Company’s completion of an initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination. The underwriters will not be entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriters if there is no Business Combination.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s, or its target’s, financial position, and results of its operations, the specific impact is not readily determinable as of the date of these unaudited consolidated financial statements. The unaudited consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Contingent Liability

In connection with the Merger Agreement, the Company is contingently liable for merger and acquisition legal fees of approximately $4,000,000. The merger and acquisition legal fees were paid from the amounts held in the Trust Account on July 1, 2021, the Closing Date (see Note 1) of the Business Combination.

7. Stockholders’ Equity

Class A Common Stock - The Company is authorized to issue 380,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were 34,500,000 shares of Class A common stock issued and outstanding of which 29,573,195 and 28,851,640, respectively, were classified outside of permanent equity.

Class B Common Stock - The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. As of June 30, 2021 and December 31, 2020, there were 8,625,000 shares of Class B common stock issued and outstanding.

Preferred stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

8. Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business

Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement relating to the Warrants. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants is not effective by the sixtieth (60th) day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Public Offering, except that the Private Placement Warrants and the shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than their initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Additionally, commencing ninety days after the Warrants become exercisable, the Company may redeem its outstanding Warrants in whole and not in part, for the number of shares of Class A common stock determined by reference to the table set forth in the Company’s prospectus relating to the Public Offering based on the redemption date and the “fair market value” of the Class A Common Stock, upon a minimum of 30 days’ prior written notice of redemption and if, and only if, the last sale price of the shares of Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders, if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A Common Stock) as the outstanding Warrants, as described above and if, and only if, there is an effective registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given. The “fair market value” of the shares of Class A Common Stock is the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances. If the Company is unable to complete a Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such Warrants. Accordingly, the Warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination, and (z) the volume weighted average trading price of the Class A Common Stock during the 10 trading day period starting on the trading day after the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $18.00 per share redemption trigger price of the Warrants will be adjusted (to the nearest cent) to be equal to 180% of the Market Value. However, if the Company does not complete its initial Business Combination on or prior to September 24, 2022, the Warrants will expire at the end of such period.

9. Subsequent Events

On July 1, 2021, the Company completed the Business Combination and changed its name to Sharecare, Inc. In conjunction with the Business Combination, the holders of 19,864,030 shares of the FCAC’s common stock sold in the Public Offering exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate of approximately $198.6 million, which redemption occurred concurrent with the consummation of the Business Combination. The Company also completed the sale of 42,560,000 shares of Company common stock for $425.6 million in the Private Placement described in Note 1.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This Quarterly Report on Form 10-Q includes forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors that might cause or contribute to such forward-looking statements include, but are not limited to, those set forth in the Risk Factors section of our Annual Report on Form 10-K/A filed with the SEC on May 11, 2021, our Quarterly Report on From 10-Q filed with the SEC on May 26, 2021 and our Current Report on Form 8-K filed with the SEC on July 8, 2021. The following discussion should be read in conjunction with our financial statements and related notes thereto included elsewhere in this report.

Overview

We are a former blank check company incorporated on June 5, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We consummated our Public Offering (as defined below) on September 24, 2020 and completed the Business Combination on July 1, 2021.

Consummated Business Combination

On July 1, 2021, Falcon Capital Acquisition Corp., our predecessor and a Delaware corporation (“FCAC”), consummated the business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated February 12, 2021 (the “Merger Agreement”), with Sharecare, Inc., a Delaware corporation (“Legacy Sharecare”), FCAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of FCAC (“Merger Sub”), and the stockholder representative. Immediately upon the completion of the Business Combination and the other transactions contemplated by the Merger Agreement (the “Transactions”, and such completion, the “Closing”), Merger Sub merged with and into Legacy Sharecare with Legacy Sharecare surviving the merger as a wholly-owned subsidiary of New Sharecare (as defined below). In connection with the consummation of the Business Combination, FCAC changed its name to “Sharecare, Inc.” See our Current Report on Form 8-K filed with the SEC on July 8, 2021 for additional information.

Results of Operations

We neither engaged in any significant business operations nor generated any revenues prior to the Business Combination. All activities prior to the Business Combination related to the Company’s formation and the initial public offering (the “Public Offering”).

For the three months ended June 30, 2021, we had a net loss of $918,671. The loss for the three months ended June 30, 2021 relates to earnings on the Trust Account assets of $8,319 offset by a non-cash loss from increase in fair value of warrant liabilities of $27,000, general and administrative and business combination costs of $878,369, and franchise tax expense of $21,621. For the six months ended June 30, 2021, we had a net income of $7,215,551. The income for the six months ended June 30, 2021 relates to earnings on the Trust Account assets of $73,798 plus non-cash gain of $8,946,000 from the change in fair value of warrant liabilities less general and administrative and business combination costs of $1,740,643, and franchise tax expense of $63,604.

Liquidity and Capital Resources

On September 24, 2020 we consummated a $345,000,000 Public Offering consisting of 34,500,000 units at a price of $10.00 per unit (“Unit”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value (the “Class A Common Stock”) and one-third of one redeemable warrant (each, a “Public Warrant”). Simultaneously, with the closing of the Public Offering, we consummated an approximately $8,900,000 private placement (“Private Placement”) of an aggregate of 5,933,334 warrants (“Private Placement Warrants”) at a price of $1.50 per warrant. Upon closing of the Public Offering and Private Placement on September 24, 2020, $345,000,000 in proceeds (including $12,075,000 of deferred underwriting commissions) from the Public Offering and Private Placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). The remaining $9,005,393 held outside of the Trust Account was used to pay underwriting commissions of $6,900,000 and deferred offering and formation costs.

As of June 30, 2021, we had an unrestricted cash balance of $13,741 as well as cash and investments held in the Trust Account of $345,008,297. Our working capital needs through June 30, 2021 were satisfied through the funds, held outside of the Trust Account, from the Public Offering. Interest on funds held in the Trust Account was used to pay taxes.

Contractual Obligations

We did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a monthly fee of $15,000 for office space, utilities and secretarial, and administrative support services to the Company. We began incurring these fees on September 25, 2020 and continued to incur these fees monthly until the completion of the Business Combination.

In addition, we agreed to pay the underwriter a deferred fee of $0.35 per Unit, or 12,075,000 in the aggregate. The deferred fee was paid to the underwriter from the amounts held in the Trust Account upon closing of the Business Combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the unaudited consolidated financial statements and accompanying notes. Actual results could differ from those estimates. The Company has identified the following as its critical accounting policies:

Investments Held in Trust

Our portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The investments held in the Trust Account are classified as held-to-maturity in accordance with FASB ASC 320 “Investments - Debt and Equity Securities”. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Class A Common Stock Subject to Possible Redemption

All of the 34,500,000 shares of Class A Common Stock included in the Units sold as part of the Public Offering contain a redemption feature as described in the prospectus for the Public Offering. In accordance with FASB ASC 480, “Distinguishing Liabilities from Equity”, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. The Charter provides a minimum net tangible asset threshold of $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares will be affected by charges against additional paid-in capital.

Net Income (Loss) Per Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of the Warrants sold in the Initial Public Offering and Private Placement of 11,500,000 and 5,933,334, respectively, since the average market price of the Company’s Class A common stock for the three and six months ended June 30, 2021 was below the Warrants’ $11.50 exercise price. As a result, diluted income per common stock is the same as basic net income per common share for the periods presented.

The Company’s unaudited consolidated statements of operations include a presentation of net income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of net income (loss) per share. Net income per common share for basic and diluted Class A common stock for the three months ended June 30, 2021 is calculated by dividing the interest income earned on the Trust Account of $8,319 net of franchise taxes of $8,319, and income taxes of nil by the weighted average number of Class A redeemable common stock outstanding for the period. Net income per common share for basic and diluted Class A common stock for the three months ended June 30, 2021 is calculated by dividing the interest income earned on the Trust Account of $8,319 net of franchise taxes of $8,319, and income taxes of nil by the weighted average number of Class A redeemable common stock outstanding for the period. Net income per common share for basic and diluted Class A common stock for the six months ended June 30, 2021 is calculated by dividing the interest income earned on the Trust Account of $73,798 net of franchise taxes of $63,604, and income taxes of nil by the weighted average number of Class A redeemable common stock outstanding for the period. Net loss per share, basic and diluted for Class B common stock for the three months ended June 30, 2021 is calculated by dividing the loss from change in fair value of warrant liabilities of $27,000, general and administration expenses of $878,369 and franchise taxes of $13,302, resulting in a net loss of $918,671, by the weighted average number of Class B common stock outstanding for the period. Net loss per share, basic and diluted for Class B common stock for the six months ended June 30, 2021 is calculated by dividing the gain from change in fair value of warrant liabilities of $8,946,000 offset by general and administration expenses of $878,369 and franchise taxes of $13,302, resulting in a net loss of $918,671, by the weighted average number of Class B common stock outstanding for the period.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of June 30, 2021 and December 31, 2020, the carrying values of cash, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in money market funds. The fair value of investments held in Trust Account is determined using quoted prices in active markets.

Warrant Liabilities

We account for the warrants issued in connection with the Public Offering in accordance with Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging-Contracts in Entity’s Own Equity” (“ASC 815”), under which the warrants do not meet the criteria for equity classification and must be recorded as liabilities. As the warrants meet the definition of a derivative as contemplated in ASC 815, the warrants are measured at fair value at inception and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statement of Operations in the period of change.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Off-Balance Sheet Arrangement

We did not have any off-balance sheet arrangements as of June 30, 2021 as defined in Item 303(a)(4)(ii) of Regulation S-K.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

We have not engaged in any hedging activities since our inception. We do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.

Item 4. Controls and Procedures.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer (who serves as our Principal Executive Officer) and Chief Financial Officer (who serves as our Principal Financial and Accounting Officer), as appropriate, to allow timely decisions regarding required disclosure.

Evaluation of Disclosure Controls and Procedures

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2021. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of June 30, 2021, due solely to the material weakness in our internal control over financial reporting regarding the classification of the Company’s warrants as components of equity instead of as derivative liabilities. In light of this material weakness, we performed additional analysis as deemed necessary to ensure that our financial statements were prepared in accordance with GAAP. Accordingly, management believes that the financial statements included in this Quarterly Report on Form 10-Q present fairly in all material respects our financial position, results of operations and cash flows for the periods presented.

We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Changes in Internal Control over Financial Reporting

During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting, with the exception of the below. Management has implemented remediation steps to address the material weakness regarding the classification of the Company’s warrants as components of equity instead of as derivative liabilities and to improve our internal control over financial reporting. Specifically, we expanded and improved our review process for complex securities and related accounting standards. The Company further improved this process by enhancing access to accounting literature, identification of third-party professionals with whom to consult regarding complex accounting applications and consideration of additional staff with the requisite experience and training to supplement existing accounting professionals.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings.

None.

Item 1A. Risk Factors.

Factors that could cause our actual results to differ materially from those in this Quarterly Report are any of the risks described in our Annual Report on Form 10-K/A filed with the SEC on May 11, 2021, our Quarterly Report on From 10-Q filed with the SEC on May 26, 2021 and our Current Report on Form 8-K filed with the SEC on July 8, 2021. Any of these factors could result in a significant or material adverse effect on our results of operations or financial condition. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations.

As of the date of this Quarterly Report on Form 10-Q, there have been no material changes to the risk factors disclosed in our Annual Report on Form 10-K/A filed with the SEC on May 11, 2021, our Quarterly Report on From 10-Q filed with the SEC on May 26, 2021 and our Current Report on Form 8-K filed with the SEC on July 8, 2021. However, we may disclose changes to such factors or disclose additional factors from time to time in our future filings with the SEC.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

None.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

Exhibit Index

Exhibit No.	Description

31.1*	Certification of Chief Executive Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934

31.2*	Certification of Chief Financial Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934

32.1**	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Exhibit No.	Description

32.2**	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS*	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	The cover page for the Company’s Quarterly Report on Form 10-Q has been formatted in Inline XBRL and contained in Exhibit 101

*	Filed herewith
**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHARECARE, INC.

Date: August 11, 2021	By:	/s/ Jeffrey Arnold
Name: Jeffrey Arnold
Title: Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Justin Ferrero
Name: Justin Ferrero
Title: President and Chief Financial Officer
(Principal Financial Officer)